Exhibit 99.6

Fulton Financial Corporation

Lancaster, PA

(NASDAQ: FULT)

and

SVB Financial Services, Inc.

Somerville, NJ

(NASDAQ: SVBF)

January 11, 2005

Forward-Looking Information

This presentation may contain forward-looking statements about Fulton Financial Corporation’s growth and acquisition strategies and future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995.

Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, the Corporation’s success in merger and acquisition integration, achievement of strategic implications, and customers’ acceptance of the Corporation’s products and services. Fulton Financial Corporation disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Fulton Financial Corporation

$11.1 billion financial holding company based in Lancaster, Pa.

224 branch locations in PA., N.J., MD., DE.,VA.

13 bank subsidiaries; 3 financial services

subsidiaries For 9 months ended 9/30/04

Return on Assets 1.47%

Return on Equity 14.34%

Efficiency Ratio 55.50%

Net Charge-offs (annualized) 0.08%

NPAs/Assets 0.34%

SVB FINANCIAL SERVICES, INC. (SVBF)

SVB Financial Services, Incorporated is headquartered in Somerville, New Jersey, and is the parent company of Somerset Valley Bank, a $475 million commercial bank serving Somerset, Hunterdon and Middlesex Counties in New Jersey through a network of 11 community banking offices.

For 9 months ended 9/30/04

Return on Assets .77%

Return on Common Equity 13.10%

Efficiency Ratio 70.10%

Net Charge-offs (annualized) 0.05%

NPAs/ Assets 0.23%

Terms of the Transaction

Somerset Valley Bank retained as independent community bank

Due Diligence: Completed

Governance: One SVBF Director will join FULT Board

Purchase price: $89 million

Consideration: Cash and Stock .9519 shares of FFC (fixed exchange) or $21.00 dollars in cash for each share of SVB (minimum 20% /maximum 40% of SVBF shares to receive cash)

Lock-up provision: Warrant issued to FFC for 1,008,775 shares @ $22.00

Expected closing: Third quarter 2005

Required Approvals: Shareholders of SVBF, Federal Reserve Bank and New Jersey Department of Banking and Insurance

Pricing

Purchase Price: $ 89.0 million

Price/common equity: 3.12x (9/30/04)

Price/LTM EPS: 25.7x

FFC shares issued: To be determined maximum of 3.1 million shares

Capital Strength

FFC SVBF

(9/30/04) (9/30/04)

Equity/assets 10.67% 6.00%

Leverage capital ratio 8.35% 7.10%

Total risk-based capital 11.92% 10.74%

SVB Financial Services, Inc. and FFC Strategy

Continuation of successful strategy to acquire well-managed, profitable community banks in strong growth markets

Further enhances FFC’s expanding presence in New Jersey (4th N.J. affiliate)

With SVBF, FFC affiliate banks will serve 14 of 21 NJ counties with 64 locations statewide

Strong asset quality, EPS, and loan growth

Strong organic deposit generator

Primary market demographics (HH income, population) well above state averages

Strategic Implications

Somerset County is the fastest growing county in NJ

Somerset County has the 3rd highest household income in the state

Fourth most affluent county in the U.S. with > 250,000 people

Strong projected median income growth

Provides Somerset Valley Bank with increased lending capacity and capital

Housing trends and market affluence provide increased revenue opportunities for Fulton Mortgage Company and Fulton Financial Advisors.

FFC’s 24th acquisition — proven corporate acquisition expertise resulting in high customer retention

Additional branch locations throughout SVBF’s three-county market provide increased banking convenience to existing FFC customers in northern and southern New Jersey and eastern Pennsylvania.

Branch Locations

Paterson

Pike

Sussex

Warren

Pennsylvania

Bucks

Hunterdon

Mercer

New Jersey

Morris

Passaic

Rockland

Bergen

Monmouth

Ocean

Yonkers

Newark

Elizabeth

New York

Copyright (C) 2000-2004 SNL Financial (Snl.com) All rights reserved 0 18.7mi

Fulton Financial branches SVB Financial branches

These materials may be deemed to be offering materials of Fulton Financial Corporation in connection with Fulton Financial’s proposed acquisition of SVB Financial Services, Inc. on the terms and subject to the conditions in the Agreement and Plan of Merger, dated January 11, 2005, between Fulton Financial and SVB Financial Services, Inc. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release # 000-22407 ) adopted by the Securities and Exchange Commission (“SEC”).

A proxy statement/prospectus will be included in the registration statement on Form S-4 which Fulton Financial will file with the SEC in connection with the proposed merger. Shareholders of SVB Financial Services Inc. and other investors are urged to read this proxy statement/prospectus because it will contain important information about Fulton Financial, SVB Financial, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC’s web site (http://www.sec.gov) and from SVB Financial Services, Inc. and Fulton Financial as follows:

Mr. Keith B. McCarthy George R. Barr

Chief Operating Officer Corporate Secretary

SVB Financial Services, Inc. Fulton Financial Corporation

70 East Main St. One Penn Square

Somerville, N.J. 08876 Lancaster, Pa. 17602

(908) 541 – 9500 x305 (717) 291-2411

In addition to the proposed registration statement and proxy statement/prospectus, Fulton Financial and SVB Financial file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements of other information filed by either company at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton Financial’s and SVB Financial’s filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC’s web site at http://www.sec.gov.